EX-10.79.03

PROMISSORY NOTE

$1,950,000.00 Seattle, Washington
 October 1, 2009

FOR VALUE RECEIVED, EMERITUS CORPORATION, a Washington corporation ("Borrower"), promises to pay, in lawful money of the United States of America, to the order of B.F. Limited Partnership LP ("Lender"), at 1910 Fairview Avenue E., Suite 500,Seattle, WA 98102, or such other place either within or without the State of Washington as Lender may designate in writing from time to time, the principal sum of  One Million Nine Hundred Fifty Thousand and no/100 Dollars ($1,950,000.00), or so much thereof as has been advanced, with interest on the unpaid principal balance at the rates provided below.

1. Interest and Payments.

(a) Interest Rate.  From the date of the first advance, the principal balance shall bear interest at the rate of six percent (6.00%) per annum.  Interest shall be calculated based on the actual number of days elapsed in a 365-day year.

(b) Payments.  Borrower shall make consecutive monthly payments of all accrued interest on Note commencing November 1, 2009 and then on the first day of each month thereafter throughout the term hereof.  If not sooner paid according to the terms hereof, the entire principal balance of this Note and all unpaid accrued interest thereon shall be due and payable in full on October 1, 2014 (the “Maturity Date”).

2. PREPAYMENT.

The principal and interest under this Note may be prepaid in whole or in part at any time without penalty or fee.  Any partial prepayment shall not extend, postpone or change the due dates of the installment payments required by Paragraph 2(b) above or change the Maturity Date.

3. LATE CHARGE.

If any monthly payment is not made within ten (10) days of the due date, Borrower shall pay to Lender on demand a late charge equal to five percent (5%) of the amount of the payment to defray the overhead expenses of Lender incident to the delay; provided, however, such late charge shall not apply to any payment due on the Maturity Date.

4. EVENTS OF DEFAULT.

The failure to make any payment under this Note shall be an Event of Default.

5. QUALIFIED OFFERING.

In the event the sole member of Borrower, Emeritus Corporation, a Washington corporation (“Emeritus”), consummates a Qualified Offering, the Maturity Date of the Note shall be accelerated to the date that is five (five) days after the closing of the Qualified Offering (the “Accelerated Maturity Date”).

(a) For purposes of this Section 5, a “Qualified Offering” shall mean the issuance and sale by Emeritus, in a single offering, of equity or debt securities (which includes common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities or warrants), which results in aggregate gross proceeds to Emeritus equal to or in excess of $100,000,000.

(b) Notwithstanding any conflicting provision of this Note, a Qualified Offering is not an Event of Default under this Note.

6. REMEDIES; DEFAULT INTEREST.

Upon an Event of Default, Lender may declare the entire principal balance and all accrued interest under this Note immediately due and payable.  Whether or not Lender exercises such option to accelerate, the entire principal balance, all accrued interest, and all other amounts payable hereunder shall bear interest from the date of such Event of Default at the lesser of (a) a per annum default rate ("Default Rate") of Twelve percent (12%) per annum, or (b) the highest rate permitted by applicable law.  Such default interest shall be payable on demand.  Lender's failure to exercise any right or remedy shall not be a waiver of the right to exercise the same.

7. COLLECTION EXPENSES.

Borrower shall reimburse Lender on demand for all reasonable legal fees and other costs and expenses incurred in collecting or enforcing this Note.  Such fees, costs and expenses shall include those incurred with or without suit and in any appeal, any petition for review, any arbitration or mediation, any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of any remedy of Lender, any post-judgment collection proceedings, any probate proceedings, any state or federal bankruptcy or insolvency or receivership proceedings, and in connection with all negotiations, documentation, and other actions relating to any workout, compromise, settlement or satisfaction of any of the indebtedness evidenced by this Note.  All such costs, expenses and fees shall bear interest from the date of disbursement at the Default Rate.

8. WAIVERS.

Borrower waives all notices required by law, including without limitation presentment and demand for payment, protest, and notice of demand, protest, dishonor and nonpayment.

9. ASSIGNMENT OF NOTE BY LENDER.

The term "Lender" shall include any subsequent holder of this Note.  Lender may assign its interest in the Note in whole or in part.

10. MISCELLANEOUS.

(a) Borrower warrants and represents that all funds advanced under this Note shall be applied to and are intended solely for business or commercial purposes, and none of such funds will be used for personal, family or household purposes.

(b) This Note shall be construed, enforced and otherwise governed by the laws of the State of Washington.

(c) All notices, requests, demands, and other communications called for by this Note shall be in writing and shall be deemed to have been given if delivered or mailed first-class, postage prepaid:

If to Borrower, to:                                Emeritus Corporation
Attn: Mendelsohn, Senior Vice President, Corporate Development
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121-1031

If to Lender, to:                                B.F. Limited Partnership LP
1910 Fairview Avenue E., Suite 500
Seattle, WA 98102

(d) Time is of the essence of this Note and of the payments and performances hereunder.

NOTICE:  ORAL AGREEMENTS, PROMISES, OR COMMITMENTS TO:  (1) LOAN MONEY, (2) EXTEND CREDIT, (3) MODIFY OR AMEND ANY TERMS OF THE NOTE, (4) RELEASE ANY GUARANTOR, (5) FORBEAR FROM ENFORCING REPAYMENT OF THE LOAN OR THE EXERCISE OF ANY REMEDY UNDER THE NOTE, OR (6) MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO THE LOAN ARE ALL UNENFORCEABLE UNDER WASHINGTON LAW.

BORROWER

EMERITUS CORPORATION

By: /s/ Eric Mendelsohn
      Eric Mendelsohn
Its: Senior Vice President of Corporate Development

Address: 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121-1031